Exhibit 5.1

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August 9, 2010

Cardium Therapeutics, Inc.

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Cardium Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $50,000,000 of (1) debt securities of the Company (the “Debt Securities”); (2) shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”); (3) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (4) warrants to purchase Preferred Stock or Common Stock, in each case as may be designated by the Company at the time of an offering (the “Warrants”); and (5) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants in any combination (“Units”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued pursuant to an Indenture to be entered into between the Company and a trustee (the “Trustee”), in each case substantially in the form filed as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of
Regulation S-K.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Units (collectively, the “Registered Securities”). We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. In addition, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

August 9, 2010

For purposes of this opinion letter, we have assumed that:

(a) the issuance, sale, amount, and terms of the Registered Securities to be offered from time to time will be duly authorized and established by proper action of the board of directors of the Company (the “Board”) (or a duly authorized committee thereof) and in accordance with the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s Bylaws, as amended (the “Bylaws”), and applicable Delaware law; and that, at the time of each such issuance and sale of any such Registered Securities, the Company shall continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell such Registered Securities;

(b) any legally required consents, approvals, authorizations and other orders from the Commission and other regulatory authorities shall have been obtained prior to the sale of the Registered Securities;

(c) the Registered Securities will be duly issued and sold against payment therefor in accordance with the corporate action approving the sale and as contemplated in the Registration Statement, or the prospectus supplement relating thereto;

(d) at the time of issuance, sale and delivery of any Registered Securities: (i) such securities shall be offered and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(e) with respect to any issuance of Debt Securities, (i) the Indenture shall not have been modified or amended, (ii) the Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and the Trustee, and the execution, performance and delivery of such document will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the underwriting agreement, distribution agreement or other applicable purchase agreement (in each case, the “Purchase Agreement”) with respect to such Debt Securities shall have been duly authorized, executed and delivered by the Company in accordance with the approval of the Board; (v) the terms of such Debt Securities and of their issuance and sale shall have been duly established in conformity with the Indenture (including any necessary supplemental indenture) so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) such Debt Securities are issued and sold in accordance with the Indenture (including any necessary supplemental indenture) and the Purchase Agreement; and (vii) such Debt Securities shall have been duly executed and authenticated as provided in the Indenture, as the case may be, and such securities shall be duly delivered to the purchasers thereof only against payment of the agreed consideration therefor;

August 9, 2010

(f) any shares of Common Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, less any shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and their issuance and sale shall have been duly authorized by all necessary corporate action;

(g) certificates representing any shares of Common Stock issued pursuant to the Registration Statement (i) shall conform to the specimen stock certificate submitted to us, and (ii) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof only against payment of the agreed consideration therefor in excess of the par value of such series of Common Stock;

(h) any shares of Preferred Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, less any shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and their issuance and sale shall have been duly authorized by all necessary corporate action;

(i) certificates representing any shares of Preferred Stock issued pursuant to the Registration Statement (i) shall conform to the specimen stock certificate submitted to us, and (ii) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof only against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock;

(j) with respect to any series of Preferred Stock: (i) the Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation and the Bylaws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; and (ii) the Company shall have filed with the Secretary of State of the State of Delaware a certificate of designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation;

(k) any Warrants shall be issued under one or more valid, binding and enforceable warrant agreements (each, a “Warrant Agreement”) and shall be duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; and (ii) upon exercise of the Warrants, the issuance and sale of the Common Stock, the Preferred Stock or the Debt Securities, as the case may be, shall have been duly authorized;

August 9, 2010

(l) the Warrants shall be duly authorized, executed and countersigned in accordance with the applicable Warrant Agreements and shall be delivered to the purchasers thereof only against payment of the agreed consideration therefor;

(m) the Indenture and each Warrant Agreement shall be governed by the laws of the State of New York;

(n) the Certificate of Incorporation and the Bylaws, as currently in effect, will not have been modified or amended and will remain in full force and effect; and

(o) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; a prospectus supplement will have been prepared and filed with the SEC describing the Registered Securities offered thereby and will comply with all applicable laws; all Registered Securities will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement; and the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee will have the requisite organizational legal power and authority to perform its obligations under the Indenture.

Based on the foregoing review, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. The Debt Securities issued pursuant to the Registration Statement shall constitute validly issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

2. The shares of Preferred Stock shall, when issued pursuant to the Registration Statement, be validly issued, fully paid and non-assessable.

3. The shares of Common Stock shall, when issued pursuant to the Registration Statement, be validly issued, fully paid and non-assessable.

4. The Warrants shall, when issued pursuant to the Registration Statement, constitute validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

August 9, 2010

5. The Units shall, when issued pursuant to the Registration Statement, constitute validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law)

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the naming of our firm in the “Legal Matters” portion of the Registration statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to:

(a) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Registered Securities or to aid in the interpretation of the Registered Securities;

(b) the enforceability of provisions of the documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(c) the enforceability of provisions of the Registered Securities that impose, or that are construed as effectively imposing, penalties;

(d) the enforceability of provisions of the Registered Securities that purport to establish evidentiary standards or make determinations conclusive;

(e) the enforceability of any choice of law provisions contained in the Registered Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Registered Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(f) except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the documents with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(g) we express no opinion as to matters governed by any laws other than the laws of the State of New York as they relate to the validity and enforceability of documents, agreements and instruments referred to herein, the Delaware General Corporation Law, the applicable provisions of the Constitution of the State of Delaware, reported decisions of the Delaware courts interpreting such laws and Constitution, and the federal laws of the United States of America as in effect on the date hereof.

August 9, 2010

Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Registered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Registered Securities will conform to the forms thereof, as applicable, and the terms of all Registered Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Registered Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) certificates, if required, representing the Registered Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Registration Statement.

Respectfully submitted,

/s/ Sheppard Mullin Richter & Hampton LLP

for SHEPPARD, MULLIN, RICHTER & HAMPTON LLP